TAYCO DEVELOPMENTS, INC.
                         100 Taylor Drive
                 North Tonawanda, New York  14120

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS




TO THE SHAREHOLDERS OF TAYCO DEVELOPMENTS, INC.


    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TAYCO DEVELOPMENTS, INC. ("Company") will be held at the University Inn & Conference Center, 2401 North Forest Road, Amherst, New York, on November 8, 1996, at 2:00 P.M. for the following purposes:

    1. To elect five directors of the Company each to serve for the ensuing year until the next annual meeting and the election and qualification of his or her successor.

    2. To consider and transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only shareholders of record at the close of business on September 20, 1996, will be entitled to notice of the meeting and to vote at the meeting.

    SHAREHOLDERS WHO WILL BE UNABLE TO BE PRESENT PERSONALLY MAY ATTEND THE MEETING BY PROXY. SUCH SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.



                                BY ORDER OF THE BOARD OF DIRECTORS


                                   /s/ Joseph P. Gastel
                                   Joseph P. Gastel, Secretary



DATED:   October 1, 1996
        North Tonawanda, New York


                         PROXY STATEMENT
                             FOR THE
                  ANNUAL MEETING OF SHAREHOLDERS
                                OF
                     TAYCO DEVELOPMENTS, INC.
                         100 TAYLOR DRIVE
                 NORTH TONAWANDA, NEW YORK  14120
                ----------------------------------

      TO BE HELD AT THE UNIVERSITY INN & CONFERENCE CENTER,
                      2401 NORTH FOREST ROAD
                       AMHERST, NEW YORK on
                         November 8, 1996


     This Proxy Statement is furnished to shareholders by the Board of Directors of Tayco Developments, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on November 8, 1996, at 2:00 P.M., and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. It is proposed first to give or mail this Proxy Statement and the accompanying form of proxy to shareholders on or about October 1, 1996.

     If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions contained therein. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to its use by written notice to the Secretary of the Company.


                RECORD DATE AND VOTING SECURITIES

     The Bylaws of the Company provide that the Annual Meeting of Shareholders shall be held at any time within six (6) months after the end of the fiscal year. In accordance with the Bylaws, the Board of Directors has established November 8, 1996 as the date of this year's Annual Meeting of Shareholders. The Board of Directors has fixed the close of business on September 20, 1996 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On September 20, 1996, the Company had outstanding and entitled to vote a total of 990,213 shares of common stock. Each outstanding share of common stock is entitled to one vote on all matters to be brought before the meeting.



             CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of September 20, 1996 as to persons known by the Company to be beneficial owners, directly or indirectly, of more than five percent of the Company's common stock, as well as shares owned by the named executive officer, each director and all directors and executive officers as a group. The statements as to securities beneficially owned are, in each instance, based upon information provided by the persons concerned, or by the Company as transfer agent.

Name and Address                Direct/Indirect        Percent of
of Beneficial Owner                Ownership           Ownership

Taylor Devices, Inc.                228,317 (1)            23%
90 Taylor Drive
North Tonawanda, NY 14120

Paul H. Taylor                      155,913 (2)          15.7%
3677 East River Road
Grand Island, NY 14073

Douglas P. Taylor                    52,594 (3)           5.3%
100 Taylor Drive
North Tonawanda, NY 14120

Joseph P. Gastel                        0                  0
722 Ellicott Square
Buffalo, NY 14203

David A. Lee                         10,000                  1%
2530 Wilshire Blvd. Third Floor
Santa Monica, CA 90403

Paul L. Tuttobene, Jr.                1,000                  *
161 South Main St. Suite 1
Fairport, NY 14450

Janice M. Nicely                         58                  *
100 Taylor Drive
North Tonawanda, NY 14120

All Directors and                    63,652                 6.4%
officers as a group

*  less than 1%

1. The shares owned by Taylor Devices, Inc. ("Devices") were purchased in January 1992 in a private sale at the shares' fair market value, and in consideration of Devices' partially discharging certain of the Company's obligations as a grantor of the indebtedness of its former affiliate Tayco Technology, Inc. ("Tayco Technology"). See "Transactions with Management and Others".

2. Mr. Paul Taylor is father of Douglas P. Taylor and father-in-law of Richard G. Hill, who are both executive officers and directors of Devices. Including shares held by Messrs. Douglas P. Taylor, Paul H. Taylor and Joyce Taylor Hill, daughter of Paul H. Taylor and wife of Richard G. Hill, the Taylor family owns 232,792 shares, or approximately 23.5% of the Company's common stock. Joyce Taylor Hill, sister of Douglas P. Taylor, holds 14,274 shares as custodian for her minor children, with 2,511 shares in her name.

3. Includes 20,542 shares held beneficially and of record by Sandra Taylor, wife of Mr. Douglas Taylor, as custodian for their minor children, and as to which Mr. Taylor disclaims any beneficial ownership.



                      ELECTION OF DIRECTORS

    Five directors of the Company are to be elected to hold office until the election and qualification of their successors at the next Annual Meeting of Shareholders. Unless the proxy directs otherwise, the persons named in the enclosed proxy will vote for the election of the five nominees named below. In the event that any of the nominees are unable to serve as a director, or for good reason will not serve, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. The Company does not anticipate that any of the nominees will be unable to serve.

    Nominees, Douglas P. Taylor, David A. Lee, Joseph P. Gastel, Paul L. Tuttobene and Janice M. Nicely have held their positions since the last Annual Meeting of Shareholders held on November 10, 1995.

Nominees and Directors

    The nominees for director, their ages, principal occupations, positions and offices with the Company and the date each was first elected a director of the Company are as set forth below.


    DOUGLAS P. TAYLOR, (48), President and Chief Executive Officer of the Company since April 1991, was Executive Vice President since 1979 and a Director since 1972. Since 1976, and 1977, he has served as Director of Devices, and Tayco Realty Corporation ("Tayco Realty"), respectively.

    DAVID A. LEE, (65), has served as Vice President of the Company since April 1991, and a Director since November 1991. Dr. Lee has also served as a consultant to Devices since 1974. He has a Ph.D. and M.E. degree in mechanical engineering from the University of Southern California at Los Angeles, and a B.S. degree in mechanical engineering from the California Institute of Technology. Mr. Lee is the co-inventor on five U.S. patents assigned to the Company.

    JOSEPH P. GASTEL, (71), is a patent attorney, and has served as a Director and Secretary of the Company and Devices since 1984.

    PAUL L. TUTTOBENE, JR., (33), President of PLT Associates, a firm which has served as a manufacturer's representative and consultant to Devices since 1989, has served as a Director of the Company since November 1991. Mr. Tuttobene has a B.S. degree in marketing from St. John Fisher College.

    JANICE M. NICELY, (56), serves the Company and Devices as Shareholder Relations Manager and has been with the Company since 1980. Ms. Nicely has been a Director since November, 1992.

Board of Directors and Committee Meetings

    In fiscal 1996, the Board of Directors met four (4) times.

    The Company does not have any standing committees.

    In fiscal 1996, each member of the Board of Directors received a fee of $1,000 per meeting attended. In addition, the Secretary of the meeting received a $2,250 fee for preparing the minutes of each meeting. Prior to and including November 10, 1995, the Director fees were $750 with the secretary of the meeting receiving an additional $2,000 for preparing the minutes.

    For each Director's ownership of the Company's common stock, see "Certain Beneficial Owners and Management."




                      EXECUTIVE COMPENSATION

    The Company's officers receive no salary. Douglas P. Taylor receives $20,000 per year for royalties earned on his inventions.


                       SUMMARY COMPENSATION TABLE

                                 ANNUAL
                              COMPENSATION

                                                               All
                                                              Other
                                                           Compensation
Position                            Year      Salary (1)     Total (2)

Douglas P. Taylor,                  1996        $0            $ 8,500
   Chairman, President and          1995        $0            $ 8,000
   Chief Executive Officer          1994        $0            $ 8,000

(1)  The Company's officers receive no salary.

(2)  The following is a summary of All Other Compensation earned:


                                Directors'
                                   Fees      Royalties         Total

Fiscal Year Ended 6/30/96        $ 3,500      $ 5,000        $ 8,500
Fiscal Year Ended 6/30/95        $ 3,000      $ 5,000        $ 8,000
Fiscal Year Ended 6/30/94        $ 3,000      $ 5,000        $ 8,000


     Directors' fees in fiscal 1996 were increased on November 10, 1995 from $750 to $1,000 per meeting.

     The legal services provided by Mr. Gastel, resulting in fees less than $26,000, are on terms similar to those that would have been arranged with third parties, and are favorable to the Company.

     The Company has no nominating, audit or other committee of the Board.



             TRANSACTIONS WITH MANAGEMENT AND OTHERS

    Devices is the largest single shareholder of the Company as a result of the private sale purchase of the Company's common stock, and Paul H. Taylor is the second largest. See "Certain Beneficial Owners and Management". The Company is the largest single shareholder of Devices, owning approximately 26.1% of Devices' outstanding common stock. The Company owns 42% of Tayco Realty, with the remaining 58% owned by Devices.

    Under a license agreement ("License Agreement"), dated November 1, 1959, the Company granted Devices preferential rights to manufacture and sell in the United States and Canada certain of the Company's patented products. Certain of these patents were assigned to Devices in connection with Devices' assumption of the Company's portion of the indebtedness of Tayco Technology under certain guarantees. The term of the License Agreement is the life of the last-to-expire patent on which Devices is paying royalties, which is December 1, 2014. Devices pays a five percent royalty to the Company on sales of items sold and shipped. During fiscal 1996, Devices accrued royalties to the Company of $129,325. No other allocation of expenses is made from the Company to Devices.

    The License Agreement also provides for the Company to pay Devices 10% of the gross royalties received from third parties who are permitted to make, use and sell machinery and equipment under patents not subject to the License Agreement, and apparatus and equipment subject to the License Agreement but modified by Devices, with rights to such modifications having been assigned to the Company. No royalties were received in 1996. Royalties, if any, are paid quarterly.

    In 1987, the Company guaranteed 60% and Devices 40% of certain obligations of their former affiliate, Tayco Technology, in the approximate amount of $850,000. In March 1991, certain of the lenders called their loans. Since Tayco Technology was unable to repay the loans and the Company was unable to assume its portion of the obligations under the guaranties, Devices assumed all obligations and continues to make all payments as they came due. In January 1992, Devices acquired approximately 23% of the restricted common stock of the Company at its fair market value in consideration of Devices' discharging certain of the Company's obligations as a guarantor. See "Certain Beneficial Owners and Management". In addition, the Company granted Devices an irrevocable proxy to vote the 697,567 shares which the Company owns in Devices, which proxy was renewed until July 1, 1997, or until the indebtedness is discharged in full, whichever is the earlier to occur.

    As of July 1, 1994, Tech was merged into Devices, and in so doing, Devices formally agreed to assume all of Tayco Technology's obligations. As of July 31, 1996, approximately $23,424 remains outstanding on these loans, of which $14,054 is the Company's portion. The merger also permited Devices to utilize approximately $876,000 of the net tax operating losses generated by Tayco Technology. This NOL was used in its entirety by the end of FY96.

     Pursuant to the settlement of litigation between the Company and Devices commenced by Paul H. Taylor, whereby the arrangement resulted in the dismissal of all claims between the parties, the settlement includes an annual payment of principal and interest in the amount of $35,000 paid by the Company over a six year period that commenced January 1, 1994.
As a term of the settlement, Paul H. Taylor agreed to neither manufacture, sell or distribute the Company's products, nor interfere with the management of the Company, Devices or any affiliate by way of soliciting proxies, nominating opposing directors or, in general, attempt to regain control of the companies.

    The Company, Devices, and Tayco Realty share common management and a close business relationship. Particularly as it relates to the Company and Devices, as separate corporations responsible to their own shareholders, corporate interests may from time to time diverge regarding development and licensing of future inventions and patents. In that case, the Company would be permitted to license future patents and inventions to licensees other than Devices, which may render Devices' present License Agreement only minimally beneficial.

      In 1996, the Company paid patent fees of $25,190 to Joseph P.
Gastel.

    All transactions described above are on as favorable a basis to the Company as if entered into with an unaffiliated party.


                       INDEPENDENT AUDITORS

    Representatives of J.D. Elliott & Co., P.C., the Company's auditors for fiscal 1996, are expected to attend the Annual Meeting of Shareholders and will be available to respond to questions raised orally, and will be given the opportunity to make statements if they so desire.




                       FINANCIAL STATEMENTS

    The Board of Directors incorporates by reference the financial statements contained in the 1996 Annual Report on Form 10-KSB, which is being mailed to shareholders of record together with this Proxy
Statement, Notice of Annual Meeting and form of proxy.


                    PROPOSALS OF SHAREHOLDERS

    Proposals of shareholders intended to be presented to the 1997 Annual Meeting of Shareholders must be received by the Secretary of the Company prior to June 1, 1997, for inclusion in the Proxy Statement and form of proxy.

                          OTHER MATTERS
Voting

    Under the New York Business Corporation Law ("BCL") and the Company's Bylaws, the presence, in person or by proxy, of a majority of the outstanding common shares is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. The shares which are present, or represented by a proxy, will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise discretionary voting authority with respect to any particular matter.

    Once a quorum is established, under the BCL and the Company's Bylaws, the directors standing for election must be elected by a plurality of the votes cast. Other actions to be taken must be approved by a majority of the votes cast. For voting purposes, all votes cast "for", "against", "abstain" or "withhold authority" will be counted in accordance with such instruction as to each item.

    The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying material, will be borne by the Company. The Company has retained the services of Regan & Associates, Inc. to assist in the solicitation of proxies under a contract providing for payment of $2,500, plus reimbursement of reasonable out-of-pocket expenses. In addition to solicitations by mail, Regan & Associates, Inc. and regular employees of the Company may solicit proxies in person, by mail, or by telephone, but no employee of the Company will receive any compensation for solicitation activities in addition to their regular compensation. Expenses may also include the charges and expenses of brokerage houses, nominees, custodians, and fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares.

    The Board of Directors know of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their judgment.

Annual Report

    In addition to the 1996 Annual Report on Form 10-KSB, copies of the Company's 1996 Annual Report to Shareholders, together with copies of this Notice of Meeting, Proxy Statement, and form of proxy, are being mailed to shareholders of record. Additional copies of the Company's Annual Report on Form 10-KSB may be obtained from JOSEPH P. GASTEL, SECRETARY, TAYCO DEVELOPMENTS, INC., 100 TAYLOR DRIVE, NORTH TONAWANDA, NEW YORK 14120.


                        BY ORDER OF THE BOARD OF DIRECTORS


                        /s/ Joseph P. Gastel
                        Joseph P. Gastel, Secretary





DATED:   October 1, 1996
         North Tonawanda, New York



                     TAYCO DEVELOPMENTS, INC.
                 PROXY SOLICITED ON BEHALF OF THE
                        BOARD OF DIRECTORS

                  ANNUAL MEETING OF SHAREHOLDERS
            TO BE HELD NOVEMBER 8, 1996, AT 2:00 P.M.
               UNIVERSITY INN & CONFERENCE CENTER,
             2401 NORTH FOREST ROAD, AMHERST, NEW YORK



    The undersigned hereby appoints Douglas P. Taylor and Joseph P. Gastel, and each of them, with full power of substitution as proxies for the undersigned to attend the Annual Meeting of Shareholders of TAYCO DEVELOPMENTS, INC. to be held at the, University Inn & Conference Center, 2401 North Forest Road, Amherst, New York at 2:00 P.M. on November 8, 1996, and at any adjournment thereof, to vote and act with respect to all common shares of the Company which the undersigned would be entitled to vote with all the power the undersigned would possess if present in person, as follows:

    The Board of Directors recommends that you vote FOR:
1.  ELECTION OF DIRECTORS.
                   Withhold       Withhold       DIRECTORS
                   authority      authority
FOR all            for all           as          Douglas P. Taylor,
nominees            nominees      indicated      David A. Lee,
                                                 Joseph P. Gastel,
                                                 Paul L. Tuttobene
                                                 Janice M. Nicely
[   ]              [   ]           [   ]

    _______________________________________________________________
    (Withhold authority for nominees whose name(s)are written above)

2. In their discretion, the proxies are authorized to vote on any other business that may properly come their way.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
This proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the nominees described in Item 1 above, and in the discretion of the proxies, on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged.

[  ]  Please check ( ) this box if you plan to attend the Annual
Meeting.

                          Dated _________________, 1996





                          Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer.
                          PLEASE SIGN, DATE AND RETURN THIS CARD BY
                          USING THE ENCLOSED ENVELOPE.